EXCHANGE AGREEMENT


        THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of August, 2002 between Helsinki Capital Partners, Inc., a Delaware corporation ("Company") and SkyFrames, Inc., a Texas corporation ("Acquiree").

        WHEREAS, the Boards of Directors of Company and Acquiree deem it advisable and in the best interests of Company and Acquiree and their respective shareholders that Company and Acquiree combine; and

        WHEREAS, the outstanding shares of Acquiree, being 85,000 shares of Common Stock, are held by the persons listed on Exhibit 1 hereto; and

        WHEREAS, the Boards of Directors of Company, Shareholder and Acquiree deem it advisable that the acquisition by Company of Acquiree be effected through the issuance of shares of Common Stock of Company (the "Company Shares") (the "Exchange") of Company pursuant to this Agreement; and

        WHEREAS, the Boards of Directors of Company and Acquiree intend that the Exchange constitute a "reorganization" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations of the Internal Revenue Service (the "IRS") promulgated thereunder, have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368 of the Code, and the rules and regulations of the IRS promulgated thereunder, and intend that the Exchange be treated as a tax free merger under the Code and the rules and regulations of the IRS promulgated thereunder.

        NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1. Definitions. Certain words and terms as used in this Agreement shall have the meanings given to them by the definitions and descriptions in this Section, and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined below. All accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

        "Acquiree Group" means Acquiree and each of its Subsidiaries.

        "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) any trust of which such Person is the settlor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and


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the terms "controlling" and "controlled" have meanings relative to the foregoing.

        "Acquiree Common Stock" means the common stock, $_____ par value, of Acquiree.

        "Closing" has the definition set forth in Section 3.

        "Closing Date" means the date on which the Closing shall take place pursuant to Section 3 of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as now in effect or hereafter amended, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

        "Commission" means the Securities and Exchange Commission.

        "Company" has the meaning set forth in the opening paragraph of this Agreement and includes, unless the context otherwise requires, its Subsidiaries.

        "Company 10-KSB" has the meaning assigned to that term in Section 6.28 of this Agreement.

        "Company Common Stock" means the common stock of Company, $.001 par value.

        "Contractual   Obligation"   means  for  any  Person  any   evidence  of
indebtedness or any agreement or instrument under or pursuant to which any evidence of Indebtedness has been issued, or any other agreement, instrument or Guaranty, whether written or oral, to which such Person is a party or by which such Person or any of its assets or properties are bound.

        "Disclosure Schedules" means those certain schedules of even date herewith delivered in response to the List of Requested Documents delivered by Company to Acquiree, consisting of a Schedule of Financial Statements, a Schedule of Capitalization, a Schedule of Subsidiaries, a Schedule of Changes, a Schedule of Personal Property, a Schedule of Real Property, a Schedule of Contracts, a Schedule of Litigation, a Schedule of Patents and Trademarks, a Schedule of Compliance, a Schedule of Consents, a Schedule of Employees, a Schedule of Enforceability, a Schedule of Transactions with Interested Persons, a Schedule of Insurance, a Schedule of Permitted Affiliate Transactions, a Schedule of Taxes, and a Schedule of Bank Accounts.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange" has the meaning assigned to that term in Section 2 of this Agreement.


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        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Government" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any such other nation (including, without limitation, any state, commonwealth, territory, federal district, municipality or possession) and any department, agency, or instrumentality thereof; and "Governmental" means of, by or pertaining to, any Government.

        "Guaranty" means, at any date, for any Person, all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, Leases, dividends or other obligations of any other Person (the "primary obligor") in any manner, whether directly or indirectly; provided, however, that Guaranty does not include endorsements for collection in the ordinary course.

        "Indebtedness" means all items which , in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at the date on which Indebtedness is to be determined.

        "IRS" means the Internal Revenue Service.

        "Lease" means any lease or other agreement (however denominated) providing for the use by one Person or real or personal property owned by another Person (or, the entering into such a lease or agreement).

        "Lien" means any mortgage, lien, charge, security interest or encumbrance of any kind upon, option to acquire, equity in, or pledge of, any property or asset, whether now owned or hereafter acquired, and includes the acquisition of, or agreement to acquire any property or asset subject to any conditional sale agreement or other title retention agreement, including a Lease on terms tantamount thereto or on terms otherwise substantially equivalent to a purchase.

        "Marks" means any trademarks, trade names, copyrights, service marks, label filings or patents including, without limitation, all marks, trade names, copyrights, service marks and label filings, or application or filing therefor.

        "Material" when capitalized and used in this Agreement in relation to any Person means material in relation to the business, financial condition, or results of operations of such Person and its Subsidiaries, if any, taken as a whole.

        "Permitted Lien" means (a) Liens for current taxes not yet due and payable, (b) such imperfections of title and easements, if any, which are not known and which are not material in character, amount or extent and do not materially detract from the value or

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interfere  with the use, of the assets  subject  thereto or affected  thereby or otherwise impair business operations, (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, workmen and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and disclosed on the Schedule of Real Property or Personal Property, and
(d) Liens (other than any Lien created by Section 4068 of ERISA) incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

        "Person" means any individual, corporation,  partnership, joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
Government.

        "Plan" means any employee benefit plan, as defined in ERISA, and any other plan, benefit or program of benefits or perquisites (other than a Governmental plan, benefit or program) provided to one or more employees, which is or has been established, maintained, participated in or contributed to by a Person or a predecessor or successor of a person within the meaning of Section 414 of the Code.

        "Related Party" of any specified Person means any Affiliate of such Person.

        "Reporting Act Documents" means the documents filed by Company with the Commission pursuant to the Exchange Act since the date their reporting obligations arose under Section 13 or 15(d) of the Exchange Act (including without limitation, each Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and all proxy material) and all press releases distributed or disseminated by Company.

        "Requirement of Law" means, for any Person, any law, rule, judgment, regulation, order, writ, injunction or decree of any court or Government and any decision or ruling of any arbitrator to which such Person is a party or by which such Person or any of its assets or property is bound or affected or from which such Person derives benefits, including without limitation, those relating to the discharge of materials into the environment and environmental protection, and if such Person is a corporation, its charter documents and bylaws.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" of a Person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by such

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Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries.

        Section 2. Exchange. Company shall acquire Acquiree, at the Closing, by the issuance of 8,500,000 shares of Company Common Stock, in exchange for all of the Acquiree Shares (the "Exchange"). The Exchange shall be effective at the Closing set forth in Section 3 hereof.

        Section 3. Time, Date and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the corporate offices of Acquiree on August 31, 2002. At the Closing, the documents set forth in Section 4 shall be delivered by the respective parties.

        Section 4. Deliveries at Closing. The following documents shall be delivered at or prior to Closing:

        4.1 Company shall cause its transfer agent to issue the Company Common Stock required to be issued pursuant to Sections 2 and
                 7.2 hereof;

        4.2 The Shareholders of Acquiree shall transmit to the Company the Acquiree Shares, duly endorsed for transfer to the Company.


        Section 5.  Representations, Warranties and Covenants of
Acquiree.

        Acquiree represents, warrants and covenants as follows:

        5.1 Organization, etc. Each member of the Acquiree Group is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each member of the Acquiree Group has the corporate power to own its properties and carry on its business as now being conducted, execute and deliver this Agreement and consummate the transactions contemplated hereby and thereby. The copies of the charter documents of each member of the Acquiree Group provided to Company shall reflect all amendments made thereto at any time prior to and as of the Closing and are correct and complete.

        5.2 Capital Stock and Related Matters. The authorized capital stock of Acquiree consists of 100,000 shares of common stock, no par value per share, of which 85,000 shares are issued and outstanding, and no shares of preferred stock are authorized. The authorized capital stock of each Subsidiary is as set forth in its respective charter documents and the all of the outstanding capital stock of each Subsidiary is owned by Acquiree, except as set forth in the Schedule of

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                 Compliance (all of which capital stock is validly issued, fully paid and nonassessable in full compliance with all applicable securities laws). Except as set forth in the Schedule of Compliance, (i) each of member of the Acquiree Group will not
                 have  outstanding  any  stock  or  securities   convertible  or
                 exchangeable for any shares of capital stock, nor will there be outstanding any rights or options to subscribe for or to
                 purchase  any  capital   stock  or  any  stock  or   securities
                 convertible into or exchangeable for any capital stock of any member of the Acquiree Group, (ii) no member of the Acquiree
                 Group  will  be  subject  to  any  obligation   (contingent  or
                 otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as contemplated by this Agreement, and (iii) to the best of the knowledge of the officers of the Acquiree, there are no shareholder agreements, proxies, voting trust agreements or similar agreements or options executed by any shareholders of Acquiree.

        5.3 Subsidiaries. Except as set forth in the Schedule of Compliance, Acquiree owns no securities of any Person and to the best of Acquiree's knowledge, no officer, director or controlling shareholder of Acquiree or its Subsidiary owns, directly or indirectly, any security or financial interest in any other Person which competes with or does business with Acquiree or its Subsidiary.

        5.4 Authorization; No Breach. The execution and delivery by Acquiree of this Agreement and each of the other agreements and transactions contemplated hereby have been duly authorized by all necessary proceedings of the Board of Directors of Acquiree and, upon the requisite adoption and approval by the shareholders of Acquiree, all corporate action of Acquiree necessary for the authorization and consummation of the transactions contemplated by this Agreement shall have been taken. This Agreement and each of the other agreements contemplated hereby constitute the valid and binding obligations of Acquiree enforceable against it in accordance with their respective terms. The execution, delivery and compliance with and performance by Acquiree of this Agreement and each of the other agreements contemplated hereby, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any material lien, security interest, charge or encumbrance upon either Acquiree's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any material obligation under, (v) result in a material violation of, or
                 (vi) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or Governmental body, pursuant to

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                 the charter  documents  of Acquiree  or its  Subsidiary  or any
                 Requirement of Law to which Acquiree or its Subsidiary is subject or any Contractual Obligation or other instrument, order, judgment or decree to which Acquiree or its Subsidiary is subject.

        5.5 Changes Since August 31, 2002. Except as set forth in the Schedule of Changes or as contemplated hereby, since August 31, 2002, Acquiree has not:

                 5.5.1 Incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise, including, without limitation, liabilities as guarantor under any Guaranty, other than obligations and liabilities (a) incurred under this Agreement or (b) incurred in the ordinary course of its business or (c) incurred under the Contractual Obligations referred to in the Schedule of Contracts;

                 5.5.2 Suffered any adverse change in its business, condition, sales, income, assets or liabilities, other than changes in the ordinary course of business, none of which has been, in any case or in the aggregate, Materially adverse to Acquiree;

                 5.5.3 Suffered any strike, or to the knowledge of Acquiree and its Subsidiaries after due inquiry, any threatened strike, work stoppage, organizational attempts, boycotts, or informational or direct picketing or leafletting with regard to labor matters;

                 5.5.4 Made any loans or advances or entered into any Contractual Obligations therefor, other than (a) those not exceeding $5,000 in the aggregate or
                              (b) those made in the ordinary course of business which have been properly reflected as "receivables" or "prepaid expenses" on the books of account and records of Acquiree and its Subsidiaries;

                 5.5.5 Changed any of the accounting principles, methods of applying such principles or estimates used to prepare the Financial Statements;

                 5.5.6 Mortgaged, pledged or subjected to any Lien or Lease any assets, tangible or intangible, except for Permitted Liens;

                 5.5.7 Acquired or disposed of any assets or properties, by sale, merger or otherwise, or entered into any Contractual Obligation for any such acquisition or disposition, except in the ordinary course of

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                              business or except for such acquisitions or
                              dispositions which do not, in any case or in the aggregate, exceed $100,000;

                 5.5.8 Forgiven or canceled any Indebtedness or Contractual Obligation or waived any rights of value, in any case of in the aggregate, involving amounts exceeding $100,000;

                 5.5.9 Entered into any transaction involving the expenditure of more than $100,000 other than in the ordinary course of business, except with respect to the Contractual Obligations referred to in the Schedule of Contracts;

                 5.5.10 Granted any rights or licenses under any Marks, or entered into any licensing or distributorship arrangement;

                 5.5.11 Suffered any damage, destruction or loss in any amount exceeding $100,000 (whether or not covered by insurance) adversely affecting, in any case or in the aggregate, its business, condition, operations, prospects, properties or assets;

                 5.5.12 Modified, altered, amended, terminated, adopted, commenced or withdrawn from participation in any Plan or any Contractual Obligation relating to any Plan, in whole or in part, or caused or permitted any such modification, alteration, amendment, termination, adoption, commencement or withdrawal from participation;

                 5.5.13 Caused or permitted any Material change in the manner in which it conducts its business;

                 5.5.14 Caused or suffered any amendment or termination (other than by its terms) of any Contractual Obligation referred to in the Schedule of Contracts or Schedule of Capitalization;

                 5.5.15 Discharged or satisfied any Lien or paid any liability exceeding $100,000 other than (a) with respect to the Contractual Obligations referred to in the Schedule of Contracts or Schedule of Capitalization, (b) those adequately and specifically disclosed or reserved against on the Financial Statements, or (c) those incurred in the ordinary course of its business consistent with past practices;

                 5.5.16 Failed to discharge or satisfy when due any liability and such failure has caused or will cause actual damages or risk of loss in any

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                              amount exceeding $100,000 over and above amounts
                              actually due which appear on the Financial
                              Statements;

                 5.5.17 Issued, sold, or delivered or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or rights to acquire any such capital stock or securities convertible into or exchangeable for such capital stock;

                 5.5.18 Declared, made, paid or set apart any sum or property for any dividend or other distribution to its shareholders or purchased or redeemed any shares of its capital stock or any option, warrant or right to purchase any such capital stock, or reclassified its capital stock;

                 5.5.19 Increased the wages, salaries, compensation, pension or other benefits payable or to become payable by Acquiree or any of its Subsidiaries to any officer, employee or agent, other than merit, cost-of-living and other normal increases;

        5.6      Taxes.

                 5.6.1 Each member of the Acquiree Group has timely filed (within the applicable extension periods) with the appropriate Governmental agencies all Governmental tax returns, information returns, tax reports and declarations which are required to be filed by any member of the Acquiree Group, except for late filings which did not result in the imposition of any substantial monetary liabilities. All Governmental tax returns, information returns, tax reports and declarations filed by any member of the Acquiree Group for years for which the statute of limitations has not run (the "Tax Returns") are correct in all Material respects. Each member of the Acquiree Group has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other Governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth, franchises, or upon the sale, use or delivery of any item sold by any member of the Acquiree Group, other than as may be disclosed in the Schedule of Taxes. Except as set forth in the Schedule of Taxes, no Tax Returns have been examined by any Governmental authority. Except as may be disclosed in the

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                              Schedule of Taxes or in any document  delivered to
                              Acquiree therewith, no member of the Acquiree Group (i) is currently being audited with respect to any tax, assessment or other Governmental charge, (ii) has received formal or informal notice from any Government that an audit or investigation with respect to any tax, assessment or other Governmental charge is to be initiated,
                              (iii) is formal or informally discussing Material pending ruling requests or other Material tax or assessment issued with any other Governmental taxing authority in connection with any matter concerning any member of the Acquiree Group, or
                              (iv) has been formally or informally notified of any potential tax or assessment issued which any Governmental taxing authority intends to raise in connection with any matter concerning any member of the Acquiree Group. Except (i) as may be disclosed  in the  Schedule  of  Taxes  or (ii) in
                              connection    with    any    pending    audit   or
                              investigation, no member of the Acquiree Group has granted or proposed any waiver of any statue of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any Governmental tax. The accruals and reserves for taxes reflected on the
                              Financial   Statements   are   adequate  to  cover
                              substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of business conducted by any member of the Acquiree Group through March 31, 1993. No Person has ever been a "consenting corporation" within the meaning of Section 341(f) of the Code. No member of the Acquiree Group is now or has ever been a "personal holding company" within the meaning of Section 542(a) of the Code nor is now nor has ever been a corporation which meets the tests of Section 542(b)(2) of the Code. No member of the Acquiree Group has participated in, or is required to participate in for any period prior to the date of this Agreement, the filing of any consolidated Tax Return, other than
                              (i) as set forth in the Schedule of Taxes or (ii) as a member of an affiliated group of which Acquiree is the common parent.

        5.7      Contractual Obligations.

                 5.7.1 Except as may be set forth in the Schedule of Contracts, there are no Contractual Obligations of the following types to which Acquiree or any of its Subsidiaries or any Plan is a party or by

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



                              which Acquiree or any of its Subsidiaries or any of their properties are bound as of the date hereof:

                              (a)       Mortgages, indentures, loan agreements,
                                        security agreements, conditional sales
                                     contracts, forms of consumer credit agree-
                                        ments or other Contractual Obligations
                                      relating to Indebtedness, the extension of
                                        credit to Acquiree or any of its
                                       Subsidiaries or by Acquiree or any of its
                                        Subsidiaries to their customers or the
                                     obtaining or issuance of letters of credit.

                              (b)       Partnership or joint venture agreements.

                              (c) Employment, consulting or management service agreements.

                              (d)       Collective bargaining agreements.

                              (e)      Plans or Contractual Obligations, trusts,
                                        funds or arrangements for the benefit of
                                     employees (whether or not legally binding).

                              (f) License, sales agency, franchise, or distributorship agreements.

                              (g)     Contractual Obligations for the assignment
                                       by Acquiree or any of its Subsidiaries or
                                        accounts receivable.

                              (h) Contractual Obligations for the sale or Lease by Acquiree or any of its Subsidiaries or any assets for a sales price or aggregate rentals exceeding $10,000 in the aggregate to any one Person.

                              (i)        Licenses of Marks or other intellectual
                                        property rights.

                              (j) Contractual Obligations for capital expenditures in excess of $100,000 for a single project.

                              (k)       Brokerage or finder's agreements.

                              (l) Agreements or other documents creating Liens relating to any real or personal property owned or Leased.

                              (m)     Leases of, commitments to Lease, and other
                                       agreements relating to the Lease of, real
                                        or personal property.

                              (n) Contractual Obligations containing covenants limiting the freedom of Acquiree or any of its Subsidiaries to compete in any line of business with any Person or in any area.

                              (o)      Contractual Obligations containing in any
                                        case a specific clause or affected by a
                                     Requirement of Law giving any Person who is
                                      a party to such Contractual Obligation the
                                     right to renegotiate or require a reduction
                                        in price or the repayment of any amount
                                        previously paid because the profit
                                        resulting to Acquiree or any of its
                                      Subsidiaries from such Contractual Obliga-
                                        tion is directly related to a specific
                                        factor or factors including, but not
                                     limited to sales, cost, assets or invested
                                        capital.

                              (p)       Guaranties.

                              (q)       Any registration rights or pre-emptive
                                      rights to any holder or prospective holder
                                        of its securities.

                              (r) Other Contractual Obligations which in any case involve payments or receipts thereunder of more than $100,000 in the aggregate with any one Person or which cannot be terminated without any payment on notice of 30 days or less.

                 5.7.2        Except as may be set forth in the Schedule of
                              Contracts:

                              (a)     Each Contractual Obligation therein listed
                                        in is full force and effect;


                              (b)     Acquiree and each of its Subsidiaries and,
                                       to the knowledge of Acquiree and each of
                                     its Subsidiaries, all other parties to such
                                      Contractual Obligations have performed all
                                        obligations required to be performed by
                                        them to date and no party to any such
                                        Contractual Obligation is in default
                                        thereunder;

                              (c) No such Contractual Obligation contains any provision which is unusually burdensome, restrictive or unfavorable to Acquiree or any of its Subsidiaries or which has a Materially adverse effect, or is likely to have a Materially adverse effect in the future, on Acquiree, and no event or condition exists which constitutes, or after notice or lapse of time or both, would constitute, a default on the part of Acquiree or any of its Subsidiaries, would constitute a default on the part of any of the other parties thereto.

                              (d)       There has been no expressly or impliedly
                                      irrevocable termination or cancellation of
                                        the business relationship of Acquiree or any of its Subsidiaries with (i) any supplier or affiliated group of suppliers
                                        whose sales, individually or in the
                                      aggregate, constituted more than $100,000
                                    or gross purchases made by Acquiree and its
                                     Subsidiaries for the past 12 months or (ii)
                                        any customer or affiliated group of
                                      customers whose purchases, individually or
                                        in the aggregate, constituted more than
                                        $100,000 of gross sales made by Acquiree and its Subsidiaries for the past 12 months.

                              (e)       Neither Acquiree nor any of its
                                     Subsidiaries has outstanding any powers of
                                    attorney.

                 5.7.3 The Schedule of Contracts accurately sets forth the aggregate amount of open purchases orders and sales orders outstanding on the date hereof.

        5.8      Litigation.

                 5.8.1 Except as may be disclosed in the Schedule of Litigation, there are no:

                              (a)    pending, or to the knowledge of Acquiree or
                                        any of its Subsidiaries, contemplated,
                                        administrative or judicial proceedings
                                     against Acquiree or any of its Subsidiaries
                                      arising under any Governmental provisions
                                     regulating the discharge or materials into
                                        the environment or otherwise relating to the protection of the environment or occupational and safety laws relating to job conditions or safety;

                              (b)    pending or, to the knowledge of Acquiree or
                                        any of its Subsidiaries, contemplated,
                                        administrative or judicial proceedings
                                     against Acquiree or any of its Subsidiaries
                                        arising out of the Foreign Corrupt
                                        Practices Act; nor

                              (c)       claims, actions, suits, proceedings,
                                       arbitrations, investigations or inquiries
                                        pending before any court or Governmental
                                      body or agency, or any private arbitration
                                      tribunal, or, to the knowledge of Acquiree
                                        or any of its Subsidiaries, threatened
                                     against or relating to Acquiree, any of its
                                        Subsidiaries, any Plan, any assets,
                                     properties, or business of Acquiree or any
                                        of its Subsidiaries, or the transactions
                                      contemplated by this Agreement nor to the
                                        knowledge of Acquiree or any of its
                                        Subsidiaries its there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry.

                 5.8.2 Except as set forth in the Schedule of Litigation, neither Acquiree or any of its Subsidiaries, nor any officer, director, partner, or employee of Acquiree or any of its Subsidiaries, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any Governmental agency from engaging in or continuing in the conduct or practice of its business. There is not in existence any judgment, order, writ, injunction or decree to take action of any kind or to which Acquiree or any of its Subsidiaries or their business, properties or assets are subject or bound.

        5.9 Product Liability. Except as set forth on the Schedule of Litigation, there is no existing or threatened claim, or facts upon which a claim could be based, against Acquiree or any of its Subsidiaries for any product sold or Leased or service performed by Acquiree or any of its Subsidiaries prior to the date of this Agreement which is defective or fails or has failed to meet any product warranties.

        5.10 Claims for Injuries. Except as set forth on the Schedule of Litigation, there are no claims seeking damages for personal or other injuries resulting from the Lease, sale or use of any of the assets, products, services, or goods of Acquiree or any of its assets, products, services, or goods of Acquiree or any of its Subsidiaries which Acquiree has placed in the hands of insurance carriers.

        5.11     Trademarks, Trade Names, Patents, etc.

                 5.11.1 Except as may be listed in the Schedule of Patents and Trademarks, (a) there are no Marks owned, licensed, used by or registered in the name of Acquiree or any of its Subsidiaries and no applications for Marks made by Acquiree or any of its Subsidiaries or by their employees for the benefit of Acquiree or any of its Subsidiaries;
                              (b) Acquiree or one of its Subsidiaries is the registered and beneficial owned or the Marks listed in the Schedule of Patents and Trademarks as owned by it, free and clear of any royalty or Lien; (c) all of such Marks are freely assignable by Acquiree or any of its Subsidiaries; (d) neither Acquiree nor any of its Subsidiaries has any knowledge of any notice or claim or other reason to believe that any mark is not valid or enforceable by the owner thereof or of any infringement upon or conflict with any Mark or proprietary right of any third Person by the owner thereof or any claim of a third Person alleging such infringement or conflict; (e) neither Acquiree nor any of its Subsidiaries has any knowledge of any infringement by any third Person upon any Mark listed in the Schedule of Patents and Trademarks; and (f) neither Acquiree nor any of its Subsidiaries has taken or omitted to take any action which would have the effect of waiving any of the rights of Acquiree or its Subsidiaries under any Mark.

                 5.11.2 The Schedule of Patents and Trademarks sets forth a complete and correct list of all inventions, formulae, trade secrets, manufacturing processes, know-how or other intellectual property rights which have been reduced to writing and which are necessary or useful in the operation of the business of Acquiree or its Subsidiaries in the manner presently operated by Acquiree or any of its Subsidiaries or in the marketing of the products presently marketed by Acquiree or any of its Subsidiaries. Except as set forth in the Schedule of Patents and Trademarks, (a) Acquiree or any of its Subsidiaries has the right to use, free and clear of any know royalties, claims or rights of others, all such inventions, formulae, trade secrets, manufacturing processes, know-how or other intellectual property rights (whether or not reduced to writing) necessary or useful in the operation of the business of Acquiree and its Subsidiaries in the manner presently operated by Acquiree and Subsidiaries or in the marketing of the products presently marketed by Acquiree or any of its Subsidiaries, including, without limitation (subject to licensor's rights under

                              Contractual Obligations which are listed in the Schedule of Contracts), any product licensed from others; and (b) the record and beneficial ownership of all Marks, inventions, formulae, trade secrets, know-how and other intellectual property rights used in the business of Acquiree and each of its Subsidiaries has been duly and effectively transferred to Acquiree or one or more of its Subsidiaries.

        5.12     Employee Matters.

                 5.12.1 Except as may be set forth in the Schedule of Employees, (a) Acquiree and its Subsidiaries are in compliance with Requirements of Law respecting employment and employment practices, terms and conditions of employment, and wages and hours and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint pending or, to the knowledge of Acquiree or any of its Subsidiaries, threatened against Acquiree or any of its Subsidiaries before the National Labor Relations Board or any Governmental agency;
                              (c) there is not now nor has there been during the last four years any labor strike, dispute, grievance, controversy or other labor trouble;
                              (d) no union representation question exists respecting the employees of Acquiree or any of its Subsidiaries; (e) there are no collective bargaining agreements binding upon Acquiree or any of its Subsidiaries; and (f) there is no pending arbitration or judicial proceeding arising out of or under collective bargaining agreements or other employment agreements or the employer-employee relationship.

                 5.12.2 Except as set forth in the Schedule of Employees, no employee of Acquiree or any of its Subsidiaries is now due a bonus, or would be due a bonus at the end of the current fiscal year, upon the occurrence of a contingency or otherwise, under agreements currently in effect. Except as may be set forth in the Schedule of Employees, all accrued obligations of Acquiree or any of its Subsidiaries, whether arising by operation of law, by Contractual Obligation or by past custom, for payments to trusts or other funds or to any Governmental agency, with respect to unemployment compensation, social security, workers' compensation, disability programs, accrued vacation, accrued sick pay, pension or any other benefits for employees as of the date hereof have been paid or adequate accruals therefor on the books of account of Acquiree or any of its Subsidiaries have been provided, and none of the foregoing has been rendered not due by reason of any extension of waiver.

                 5.12.3 The data printout attached to the Schedule of Employees correctly and accurately sets forth each employee, consultant or commission agent of the Acquiree Group who is employed by the Acquiree Group as of the date of such printout and with respect to each such employee presently employed, such Person's rate of compensation (including any commissions) for the period specified and such Person's year to date compen-sation as of the end of such period. The Schedule of Employees correctly and accurately lists with respect to each employee, consultant or commission agent of the Acquiree Group who, during the last fiscal year earned or who, during the current fiscal year would earn (based on current practices) $100,000 or more on an annualized basis, and with respect to each such Person, the positions held as of the date hereof and held since April 1, 1990, and the date on which the compensation of such Person was last changed, including the amount of such change.

                 5.12.4 Except as set forth in the Schedule of Employees, Acquiree is not a party to or bound by any employment or commission agreements in excess of one year or which could require compensation and benefits, collective employment contracts, deferred compensation agreements, bonus plans, profit sharing plans, pension plans or any other Plans. There have been no material labor difficulties.

        5.13     Employee Benefit Plans.

                 5.13.1 All Plans comply with all Requirements of Law. No liabilities to any Government for taxes, penalties, interest, premiums, contributions, or any other items have been incurred with respect to any Plan other than in the ordinary course of business for current items paid or items set forth or reserved against on the Financial Statements.

                 5.13.2 The Schedule of Employees sets forth a complete list of all Plans covering any employee of Acquiree or any of its Subsidiaries, the identity of each funding agency holding assets of any such Plan, the identity of any insurance company issuing any contract or policy under any such Plan, and the identity of any actuarial adviser or service provider retained by, or who provided services to, any Plan during the past 18 months.

                 5.13.3 No Plan has incurred any liability other than pursuant to the terms of the Plan in the ordinary course of business of the Plan. No assets of any Plan have suffered any material adverse change since the last valuation report.

                 5.13.4 Each Plan has good and marketable title to all of the assets it purports to own free and clear of all Liens. No Plan is a party to any (a) Con-tractual Obligation other than one entered into in the ordinary course of business, (b) partnership or joint venture agreements, or (c) employment, consulting, or management agreements except as may be set forth on the Schedule of Contracts.

                 5.13.5 The Schedule of Transactions with Interest Persons completely and accurately describes (a) all Indebtedness outstanding on March 31, 2002 or thereafter incurred and (b) all sales of property or performances of services for which payment has been incurred or accrued on or after March 31, 2002, between any Plan on the one hand, and any officer, director, or partner of Acquiree or any of its Subsidiaries, or any Affiliate of any of them, on the other.

        5.14 Compliance with Laws. Except as set forth in the Schedule of Compliance, no member of the Acquiree Group is in Material violation of any Material applicable Requirement of Law.

        5.15     Consents.  Except as may be set forth in the Schedule of
                 Consents:

                 5.15.1 There is no consent, approval, order, or authorization of, or registration, declaration or filing with, any Governmental authority on the part of Acquiree or any of its Subsidiaries required in connection with the valid execution, delivery and performance by Acquiree or any of its Subsidiaries of this Agreement and the consummation of the transactions contemplated herein by Acquiree or any of its Subsidiaries.

                 5.15.2 All permits, concessions, grants, franchises, licenses and other Governmental authorizations and approvals necessary for the conduct of the business of Acquiree and its Subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Acquiree or any of its Subsidiaries, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification of any thereof.

                 5.15.3 There is no consent, approval or authorization of any landlord under any Lease of any member of the Acquiree Group required in order to prevent such landlord from having the right to take action (or refrain from taking action).

                 5.15.4 There is no consent, approval or authorization of any other Person (a) whose consent is required under any agreement set forth in the Schedule of Contracts in order to permit Acquiree to consummate the transaction contemplated hereby,
                              (b) who in the absence of such consent, would have the right to (i) declare such agreement in default, (ii) terminate or modify such agreement, or (iii) accelerate the time within which, or the terms under which any member of the Acquiree Group is to perform any act or receive any rights or benefits under such agreement, or (c) which, if not received, would result in (i) a default under such agreement, (ii) the termination or modification of such agreement, or (iii) the acceleration of the time within which, or the terms under which, any member of the Acquiree Group is to perform any act or receive any rights or benefits under such agreement.

        5.16 Effect of Agreement. Except as disclosed in the Schedule of Enforceability, the execution, delivery and performance of this Agreement by Acquiree or any of its Subsidiaries and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both:

                 5.16.1 Violate any Requirement of Law applicable to Acquiree or any of its Subsidiaries.

                 5.16.2 Result in the breach of or conflict with any term, covenant, condition, or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of Acquiree or any of its Subsidiaries under, any Contractual Obligation to which Acquiree or any of its Subsidiaries is a party or by which any of their property is bound.

        5.17     Transactions With Interested Persons.

                 5.17.1 Except as may be set forth in the Schedule of Transactions with Interested Persons, no officer, director, or partner of Acquiree or any of its Subsidiaries or any Affiliate of the foregoing owns, directly or indirectly, on an individual or joint basis, any Material interest in, or serves as an officer, director or employee of, any customer, competitor or supplier of Acquiree or any of its Subsidiaries, or any Person which has a Material contract or arrangement with Acquiree or any of its Subsidiaries or any Related Party.

                 5.17.2 The Schedule of Transactions with Interested Persons correctly and accurately describes all Indebtedness, all sales of property and performances of services and any other transaction between Acquiree or any of its Subsidiaries, on the one hand, and any Related Party or officer, director or partner of Acquiree or any of its Subsidiaries or any Affiliate of the foregoing, on the other, which (a) was outstanding on March 31, 1993 (b) was incurred or took place after March 31, 1993, or (c) was outstanding on the date hereof other than for personal services performed by an officer for Acquiree or any of its Subsidiaries within the past 30 days.

                 5.17.3 The Schedule of Transactions with Interested Persons correctly and accurately sets forth with respect to the sale of any property or the performance of any services between Acquiree or any of its Subsidiaries, on the one hand, and any Related Party or officer, director, or partner of Acquiree or any of its Subsidiaries or any Affiliates of the foregoing, on the other, which is described in response to Section 5.17.2, (a) whether such transaction was on terms comparable to those that would have resulted from dealing between unrelated parties, and, (b) if any such transaction was not on terms which would have resulted from dealings between unrelated parties, the terms comparable to those that would have resulted from dealings between unrelated parties.

                 5.17.4 The Schedule of Transactions with Interested Persons correctly and accurately describes all items of personal property, other than expendable supplies, physically removed from the possession of Acquiree or any of its Subsidiaries or retired from the books of accounts of Acquiree or any of its Subsidiaries by any Related Party or officer, director, or partner of Acquiree or any of its

                              Subsidiaries or any Affiliate of the foregoing since December 31, 1991.

        5.18 Books and Records. The books of account and other financial and corporate records of Acquiree and its Subsidiaries and of each Plan are in all Material respects complete and correct, are maintained in accordance with usual business practices and comply with all Material applicable Requirements of Law. Such books and records reflect only valid transactions and all valid transactions involving Acquiree or any of its Subsidiaries of a kind required to be reflected on such books and records are reflected on such books and records. The corporate minute books of each member of the Acquiree Group contain accurate records of all meetings and consents of all of the directors and shareholders since the incorporation of each member. The stock books and ledgers of each member of the Acquiree Group contain accurate records of all issuances, retirements and transfers of record of capital stock.

        5.19     Property.

                 5.19.1 The Schedule of Real Property or the Schedule of Leases completely and accurately describes all real property and interests in real property owned or Leased by the Acquiree Group including, without limitation, for each Lease, the address of the real property, the name and address of the landlord, the term of the Lease, the amount of rent payable under the Lease and, as to any option to renew, for each option, the number of years covered by such option. Acquiree and its Subsidiaries have good and marketable title to all real properties which they purport to own and valid leasehold interests in all real properties which they purport to Lease, in each case free and clear of all Liens, except Permitted Liens or Liens set forth in the Schedule of Real Property. Except as set forth in the Schedule of Real Property, (i) each Lease of real property to which Acquiree or any of its Subsidiaries is a party is in full force and effect in accordance with its terms, (ii) all rents and other amounts required to be paid to date under such Leases have been paid, (iii) no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of Acquiree or any of its Subsidiaries under any Lease of real property to which Acquiree or any of its Subsidiaries is a party and, to the knowledge of Acquiree or any of its Subsidiaries, there exists no such event or condition which constitutes or would constitute such a default on the part of any of the other parties thereto. Except as set forth in the Schedule of Real Property, no property owned by Acquiree or any of its Subsidiaries is subject to any sublease, concession or license which entitles any Person (other than employees of Acquiree or any of its Subsidiaries) to transact business on any such property.

                 5.19.2 Acquiree and its Subsidiaries have valid Leases respecting all personal property they purport to Lease. The rights of Acquiree and its Subsidiar-ies as lessee under such Leases are free and clear of all Liens, except Permitted Liens. Except as set forth in the Schedule of Personal Property, (i) each Lease of personal property to which Acquiree or any of its Subsidiaries is a party is in full force and effect in accordance with its terms, (ii) all rents and other amounts required to be paid to date under such Leases have been paid, (iii) no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of Acquiree or any of its Subsidiaries under any such Lease, and (iv) to the knowledge of Acquiree or any of its Subsidiaries, there exists no such event or condition which constitutes or would constitute such a default on the part of any of the other parties thereto.

        5.20 Reporting Act Documents. Except as set forth in the Schedule of Compliance, Acquiree has, in all Reporting Act Documents, complied in all material respects with the reporting and proxy requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The information contained in each Reporting Act Document of Acquiree is true and correct in all Material respects as of the date thereof, and no Reporting Act Document contains any untrue statement of a Material fact or omits to state a Material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof.

        5.21 Financial Statements. Except as set forth on the Schedule of Financial Statements, the consolidated financial statements of Acquiree (for purposes of this Article V, the "Financial Statements) present fairly the consolidated financial position and results or operations and changes in the consolidated financial position of Acquiree and its Subsidiaries at the respective dates and for the respective periods indicated in accordance with generally accepted accounting principles applied on a consistent basis.

        5.22 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against on the Financial Statements or as set forth in the Disclosure Schedules, no member of the Acquiree Group has any liability, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to be come due, including without limitation, liabilities as guarantor under any Guaranty and any liabilities for taxes or other Governmental charges, for any period prior to April 1, 1993, or arising out of any transaction any member of the Acquiree Group entered into prior to such date or arising out of any state of facts arising prior to such date, other than those incurred in the ordinary course of business, none of which has had, or may be reasonably expected to have, a Material adverse effect on Acquiree.

        5.23     Insurance.  Except as set forth in the Schedule of
                 Insurance:

                 5.23.1 (a) Acquiree and each of its Subsidiaries has maintained insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, including insurance with respect to product liability and warranty claims of such types and in such amounts as are customary under the circumstances, (b) Acquiree and each of its Subsidiaries has maintained such insurance with financially sound and reputable insurers, and (c) each insurance policy maintained by Acquiree and its Subsidiaries is in full force and effect, all premiums due thereon having been paid and all provisions of such policy having been complied with.

                 5.23.2 Neither Acquiree nor any of its Subsidiaries has received any notice of any pending or threatened terminations or premium increases with respect to such insurance policies.

                 5.23.3 Neither Acquiree nor any Subsidiary of Acquiree has failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

                 5.23.4 There are no outstanding requirements or recommendations by or mad eon behalf of any insurance company that issued a policy with respect to any of the properties, assets or business of Acquiree or any of its Subsidiaries requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets owned or leased by Acquiree or any of its Subsidiaries.

        5.24 Disclosure. Neither this Agreement nor any written document, statement, list, schedule, certificate or other instrument referred to herein or delivered by or on behalf of Acquiree or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a Material fact or omits to state a Material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Acquiree or any of its Subsidiaries which Materially adversely affects, or in the future is likely to (so far as Acquiree or any of its Subsidiaries can now reasonably foresee) Materially adversely affect Acquiree or any Plan, other than
                 (a) general economic or business conditions or (b) facts set forth herein or which may be set forth in the Disclosure Schedules referred to herein.

        5.25 Brokers. Neither Acquiree nor any Subsidiary of Acquiree has incurred or become liable for any commission, fee or other similar payment to any broker, agent, finder or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

        5.26 Records of the Business. The books of account and other financial records of Acquiree and Subsidiary are complete and correct, are maintained in accordance with usual business practices and comply with all Requirements of Law. Such books and records reflect only valid transactions and all valid transactions required to be reflected on such books and records are reflected upon such books and records.

        Section 6.            Representations and Warranties of Company.
Company hereby represents and warrants to Acquiree, Shareholder and Whitehall as follows:

        6.1 Organization, etc. Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Company has the corporate power to own its properties and carry on its business as now being conducted, execute and deliver this Agreement and consummate the transactions contemplated hereby and thereby. The copies of the articles of incorporation and bylaws of Company provided to Acquiree shall reflect all amendments made thereto at any time prior to and as of the Closing and are correct and complete.

        6.2 Capital Stock and Related Matters. The authorized capital stock of Company consists of 20,000,000 shares of common stock, par value $.001 per share, of which 424,600 shares are issued and outstanding, and 1,000,000 shares of preferred stock, $.001 par value per share, of which no shares are outstanding. Company has no Subsidiary. There are currently outstanding convertible notes convertible into 1,155,500 shares of Company Common
                 Stock,  to be  converted  on  closing.  Except  as set forth in
                 Exhibit 6.2, (i) Company will not have outstanding any stock or securities convertible or exchangeable for any shares of capital stock, nor will there be outstanding any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Company (ii) Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as contemplated by this Agreement, and (iii) to the best of the knowledge of the officers of the Company, there are no shareholder agreements, proxies, voting trust agreements or similar agreements or options executed by any shareholders of Company.

        6.3 Subsidiaries. Except as set forth in the Schedule of Compliance, Company owns no securities of any Person and to the best of Company's knowledge, no officer, director or controlling shareholder of Company owns, directly or indirectly, any security or financial interest in any other Person which competes with or does business with Company.

        6.4 Authorization; No Breach. The execution and delivery by Company of this Agreement and each of the other agreements and transactions contemplated hereby have been duly authorized by all necessary proceedings of the Board of Directors of Company and all corporate action of Company necessary for the authorization and consummation of the transactions contemplated by this Agreement shall have been taken. This Agreement and each of the other agreements contemplated hereby constitute the valid and binding obligations of Company enforceable against it in accordance with their respective terms. The execution, delivery and compliance with and performance by Company of this Agreement and each of the other agreements contemplated hereby, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any material lien, security interest, charge or encumbrance upon either Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any material obligation under, (v) result in a material violation of, or (vi) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or Governmental body, pursuant to the articles of incorporation or bylaws of Company or its Subsidiary or any Requirement of Law to which Company or its Subsidiary is subject or any Contractual Obligation or other instrument, order, judgment or decree to which Company or its Subsidiary is subject.

        6.5 Changes Since March 31, 2002. Except as set forth in the Schedule of Changes or as contemplated hereby, since March 31, 2002, Company has not:

                 6.5.1 Incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise, including, without limitation, liabilities as guarantor under any Guaranty, other than obligations and liabilities (a) incurred under this Agreement or (b) incurred in the ordinary course of its business or (c) incurred under the Contractual Obligations referred to in the Schedule of Contracts;

                 6.5.2 Suffered any adverse change in its business, condition, sales, income, assets or liabilities, other than changes in the ordinary course of business, none of which has been, in any case or in the aggregate, Materially adverse to Company;

                 6.5.3 Suffered any strike, or to the knowledge of Company after due inquiry, any threatened strike, work stoppage, organizational attempts, boycotts, or informational or direct picketing or leafletting with regard to labor matters;

                 6.5.4 Made any loans or advances or entered into any Contractual Obligations therefor, other than (a) those not exceeding $10,000 in the aggregate or
                              (b) those made in the ordinary course of business which have been properly reflected as "receivables" or "prepaid expenses" on the books of account and records of Company;

                 6.5.6 Changed any of the accounting principles, methods of applying such principles or estimates used to prepare the Financial Statements;

                 6.5.6 Mortgaged, pledged or subjected to any Lien or Lease any assets, tangible or intangible, except for Permitted Liens;

                 6.5.7 Acquired or disposed of any assets or properties, by sale, merger or otherwise, or entered into any Contractual Obligation for any such acquisition or disposition, except in the ordinary course of business or except for such acquisitions or dispositions which do not, in any case or in the aggregate, exceed $100,000;

                 6.5.8 Forgiven or canceled any Indebtedness or Contractual Obligation or waived any rights of value, in any case of in the aggregate, involving amounts exceeding $100,000;

                 6.5.9 Entered into any transaction involving the expenditure of more than $100,000 other than in the ordinary course of business, except with respect to the Contractual Obligations referred to in the Schedule of Contracts;

                 6.5.10 Granted any rights or licenses under any Marks, or entered into any licensing or distributorship arrangement;

                 6.5.11 Suffered any damage, destruction or loss in any amount exceeding $100,000 (whether or not covered by insurance) adversely affecting, in any case or in the aggregate, its business, condition, operations, prospects, properties or assets;

                 6.5.12 Modified, altered, amended, terminated, adopted, commenced or withdrawn from participation in any Plan or any Contractual Obligation relating to any Plan, in whole or in part, or caused or permitted any such modification, alteration, amendment, termination, adoption, commencement or withdrawal from participation;

                 6.5.13 Caused or permitted any Material change in the manner in which it conducts its business;

                 6.5.14 Caused or suffered any amendment or termination (other than by its terms) of any Contractual Obligation referred to in the Schedule of Contracts or Schedule of Capitalization;

                 6.5.15 Discharged or satisfied any Lien or paid any liability exceeding $100,000 other than (a) with respect to the Contractual Obligations referred to in the Schedule of Contracts or Schedule of Capitalization, (b) those adequately and specifically disclosed or reserved against on the Financial Statements, or (c) those incurred in the ordinary course of its business consistent with past practices;

                 6.5.16 Failed to discharge or satisfy when due any liability and such failure has caused or will cause actual damages or risk of loss in any amount exceeding $100,000 over and above amounts actually due which appear on the Closing Balance Sheet;

                 6.5.17 Issued, sold, or delivered or agreed to issue, sell or deliver any additional shares of its capital stock or any options, warrants or rights to acquire any such capital stock or securities convertible into or exchangeable for such capital stock;

                 6.5.18 Declared, made, paid or set apart any sum or property for any dividend or other distribution to its shareholders or purchased or redeemed any shares of its capital stock or any option, warrant or right to purchase any such capital stock, or reclassified its capital stock;

                 6.5.19 Increased the wages, salaries, compensation, pension or other benefits payable or to become payable by Company to any officer, employee or agent, other than merit, cost-of-living and other normal increases;

        6.6      Taxes.

                 6.6.1 Company has timely filed (within the applicable extension periods) with the appropriate Governmental agencies all Governmental tax returns, information returns, tax reports and declarations which are required to be filed by the Company, except for late filings which did
                              not result in the imposition of any substantial monetary liabilities. All Governmental tax returns, information returns, tax reports and declarations filed by the Company for years for which the statute of limitations has not run (the "Tax Returns") are correct in all Material respects. Company has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other Governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth, franchises, or upon the sale, use or delivery of any item sold by the Company, other than as may be disclosed in the Schedule of Taxes. Except as set forth in the Schedule of Taxes, no Tax Returns have been examined by the IRS or any other Governmental authority. Except as may be disclosed in the Schedule of Taxes or in any document delivered to Company therewith, the Company (i) is not currently being audited with respect to any tax, assessment or other Governmental charge, (ii) has not received formal or informal notice from any Government that an audit or investigation with respect to any tax, assessment or other Governmental charge is to be initiated, (iii) is not formal or informally discussing Material pending ruling requests or other Material tax or assessment issued with the IRS or any other Governmental taxing authority in connection with any matter concerning any member of the Company Group, or (iv) has not been formally or informally notified of any potential tax or assessment issued which the IRS or any other Governmental taxing authority intends to raise in connection with any matter concerning any member of the Company Group. Except (i) as may be disclosed in the Schedule of Taxes or (ii) in connection with any pending audit or investigation, Company has not granted or proposed any waiver of any statue of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any Governmental tax. The accruals and reserves for taxes reflected on the Financial Statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of business conducted by the Company through September 30, 1993. No Person has ever been a "consenting corporation" within the meaning of Section 341(f) of the Code. The Company is not now or has ever been a "personal holding company" within the meaning of Section 542(a) of the Code nor is now nor has ever been a corporation which meets the tests of Section 542(b)(2) of the Code. The Company has not participated in, or is required to participate in for any period prior to the date of this Agreement, the filing of any consolidated Tax Return, other than (i) as set forth in the Schedule of Taxes or (ii) as a member of an affiliated group of which Company is the common parent.

        6.7      Contractual Obligations.

                 6.7.1 Except as may be set forth in the Schedule of Contracts, there are no Contractual Obligations of the following types to which Company or any Plan is a party or by which Company or any of their properties are bound as of the date hereof:

                              (a)       Mortgages, indentures, loan agreements,
                                        security agreements, conditional sales
                                      contracts, forms of consumer credit agree-
                                        ments or other Contractual Obligations
                                     relating to Indebtedness, the extension of
                                     credit to Company or by Company or to their
                                      customers or the obtaining or issuance of
                                        letters of credit.

                              (b)       Partnership or joint venture agreements.

                              (c) Employment, consulting or management service agreements.

                              (d)       Collective bargaining agreements.

                              (e)      Plans or Contractual Obligations, trusts,
                                        funds or arrangements for the benefit of
                                     employees (whether or not legally binding).

                              (f) License, sales agency, franchise, or distributorship agreements.

                              (g)     Contractual Obligations for the assignment
                                        by Company of accounts receivable.

                              (h) Contractual Obligations for the sale or Lease by Company or any assets for a sales price or aggregate rentals exceeding $10,000 in the aggregate to any one Person.

                              (i)        Licenses of Marks or other intellectual
                                        property rights.

                              (j) Contractual Obligations for capital expenditures in excess of $100,000 for a single project.

                              (k)       Brokerage or finder's agreements.

                              (l) Agreements or other documents creating Liens relating to any real or personal property owned or Leased.

                              (m)     Leases of, commitments to Lease, and other
                                       agreements relating to the Lease of, real
                                        or personal property.

                              (n) Contractual Obligations containing covenants limiting the freedom of
                                        Company   to  compete  in  any  line  of
                                        business with any Person or in any area.

                              (o)     Contractual Obligations containing in any
                                        case a specific clause or affected by a
                                    Requirement of Law giving any Person who is
                                     a party to such Contractual Obligation the right to renegotiate or require a reduction in price or the repayment of any amount
                                        previously paid because the profit
                                      resulting to Company from such Contractual
                                        Obligation is directly related to a
                                      specific factor or factors including, but
                                        not limited to sales, cost, assets or
                                        invested capital.

                              (p)       Guaranties.

                              (q)       Any registration rights or pre-emptive
                                      rights to any holder or prospective holder
                                        of its securities.

                              (r) Other Contractual Obligations which in any case involve payments or receipts thereunder of more than $100,000 in the aggregate with any one Person or which cannot be terminated without any payment on notice of 30 days or less.

                 6.7.2        Except as may be set forth in the Schedule of
                              Contracts:

                              (a)     Each Contractual Obligation therein listed
                                        in is full force and effect;

                              (b) Company and, to the knowledge of Company, all other parties to such Contractual Obligations have performed all obligations required to be performed by them to date and no party to any such Contractual Obligation is in default thereunder;

                              (c)   No such Contractual Obligation contains any
                                        provision which is unusually burdensome,
                                      restrictive or unfavorable to Company or which has a Materially adverse effect, or is likely to have a Materially adverse
                                        effect in the future, on Company, and no
                                        event or condition exists which con-
                                      stitutes, or after notice or lapse of time
                                     or both, would constitute, a default on the
                                        part of Company or would constitute a
                                        default on the part of any of the other
                                        parties thereto.

                              (d)       There has been no expressly or impliedly
                                      irrevocable termination or cancellation of
                                        the  business  relationship  of  Company
                                        with  (i)  any  supplier  or  affiliated
                                        group   of   suppliers    whose   sales,
                                        individually   or  in   the   aggregate,
                                        constituted  more than $100,000 or gross
                                        purchases  made by Company  for the past
                                        12  months  or  (ii)  any   customer  or
                                        affiliated   group  of  customers  whose
                                        purchases,   individually   or  in   the
                                        aggregate,    constituted    more   than
                                        $100,000 of gross sales made by Company for the past 12 months.

                              (e)       Company has no outstanding powers of
                                    attorney.

                 6.7.3 The Schedule of Contracts accurately sets forth the aggregate amount of open purchases orders and sales orders outstanding on the date hereof.

        6.8      Litigation.

                 6.8.1 Except as may be disclosed in the Schedule of Litigation, there are no:

                              (a)       pending, or to the knowledge of Company,
                                        contemplated, administrative or judicial
                                       proceedings against Company arising under
                                      any Governmental provisions regulating the
                                     discharge or materials into the environment
                                     or otherwise relating to the protection of
                                      the environment or occupational and safety laws relating to job conditions or safety;

                              (b)      pending or, to the knowledge of Company ,
                                        contemplated, administrative or judicial
                                     proceedings against Company arising out of
                                        the Foreign Corrupt Practices Act; nor

                              (c)       claims, actions, suits, proceedings,
                                      arbitrations, investigations or inquiries
                                        pending before any court or Governmental
                                      body or agency, or any private arbitration tribunal, or, to the knowledge of Company, threatened against or relating to Company, any Plan, any assets, properties, or
                                        business of Company, or the transactions
                                       contemplated by this Agreement nor to the
                                     knowledge of Company is there any basis for
                                       any such claim, action, suit, proceeding,
                                        arbitration, investigation or inquiry.

                 6.8.2        Except as set forth in the Schedule of
                              Litigation, neither Company, nor any officer, director, partner, or employee of Company has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any Governmental agency from engaging in or continuing in the conduct or practice of its business. There is not in existence any judgment, order, writ, injunction or decree to take action of any kind or to which Company or their business, properties or assets are subject or bound.

        6.9 Product Liability. Except as set forth on the Schedule of Litigation, there is no existing or threatened claim, or facts upon which a claim could be based, against Company for any product sold or Leased or service performed by Company prior to the date of this Agreement which is defective or fails or has failed to meet any product warranties.

        6.10 Claims for Injuries. Except as set forth on the Schedule of Litigation, there are no claims seeking damages for personal or other injuries resulting from the Lease, sale or use of any of the assets, products, services, or goods of Company or any of its assets, products, services, or goods of Company which Company has placed in the hands of insurance carriers.

        6.11     Trademarks, Trade Names, Patents, etc.

                 6.11.1 Except as may be listed in the Schedule of Patents and Trademarks, (a) there are no Marks owned, licensed, used by or registered in the name of Company and no applications for Marks made by Company or by their employees for the benefit of Company; (b) Company is the regis-tered and beneficial owned or the Marks listed in the Schedule of Patents and Trademarks as owned by it, free and clear of any royalty or Lien;
                              (c) all of such Marks are freely assignable by Company; (d) Company has no knowledge of any notice or claim or other reason to believe that any mark is not valid or enforceable by the owner thereof or of any infringement upon or conflict with any Mark or proprietary right of any third Person by the owner thereof or any claim of a third Person alleging such infringement or conflict; (e) Company has no knowledge of any infringement by any third Person upon any Mark listed in the Schedule of Patents and Trademarks; and (f) neither Company has not taken or omitted to take any action which would have the effect of waiving any of the rights of Company under any Mark.

                 6.11.2 The Schedule of Patents and Trademarks sets forth a complete and correct list of all inventions, formulae, trade secrets, manufacturing processes, know-how or other intellectual property rights which have been reduced to writing and which are necessary or useful in the operation of the business of Company in the manner presently operated by Company or in the marketing of the products presently marketed by Company. Except as set forth in the Schedule of Patents and Trademarks, (a) Company has the right to use, free and clear of any know royalties, claims or rights of others, all such inventions, formulae, trade secrets, manufacturing processes, know-how or other intellectual property rights (whether or not reduced to writing) necessary or useful in the operation of the business of Company in the manner presently operated by Company or in the marketing of the products presently marketed by Company, including, without limitation (subject to licensor's rights under Contractual Obligations which are listed in the Schedule of Contracts), any product licensed from others; and
                              (b) the record and beneficial ownership of all Marks, inventions, formulae, trade secrets, know-how and other intellectual property rights used in the business of Company has been duly and effectively transferred to Company.

        6.12     Employee Matters.

                 6.12.1 Except as may be set forth in the Schedule of Employees, (a) Company is in compliance with Requirements of Law respecting employment and employment practices, terms and conditions of employment, and wages and hours and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint pending or, to the knowledge of Company, threatened against Company before the National Labor Relations Board or any Governmental agency; (c) there is not now nor has there been during the last four years any labor strike, dispute, grievance, controversy or other labor trouble; (d) no union representation question exists respecting the employees of Company; (e) there are no collective bargaining agreements binding upon Company; and (f) there is no pending arbitration or judicial proceeding arising out of or under collective bargaining agreements or other employment agreements or the employer-employee relationship.

                 6.12.2 Except as set forth in the Schedule of Employees, no employee of Company is now due a bonus, or would be due a bonus at the end of the current fiscal year, upon the occurrence of a contingency or otherwise, under agreements currently in effect. Except as may be set forth in the Schedule of Employees, all accrued obligations of Company, whether arising by operation of law, by Contractual Obligation or by past custom, for payments to trusts or other funds or to any Governmental agency, with respect to unemployment compensation, social security, workers' compensation, disability programs, accrued vacation, accrued sick pay, pension or any other benefits for employees as of the date hereof have been paid or adequate accruals therefor on the books of account of Company have been provided, and none of the foregoing has been rendered not due by reason of any extension of waiver.

                 6.12.3 The data printout attached to the Schedule of Employees correctly and accurately sets forth each employee, consultant or commission agent of the Company who is employed by the Company as of the date of such printout and with respect to each such employee presently employed, such Person's rate of compensation (including any commissions) for the period specified and such Person's year to date compensation as of the end of such period. The Schedule of Employees cor-rectly and accurately lists with respect to each employee, consultant or commission agent of the Company who, during the last fiscal year earned or who, during the current fiscal year would earn (based on current practices) $100,000 or more on an annualized basis, and with respect to each such Person, the positions held as of the date hereof and held since April 1, 1990, and the date on which the compensation of such Person was last changed, including the amount of such change.

                 6.12.4 Except as set forth in the Schedule of Employees, Company is not a party to or bound by any employment or commission agreements in excess of one year or which could require compensation and benefits, collective employment contracts, deferred compensation agreements, bonus plans, profit sharing plans, pension plans or any other Plans. There have been no material labor difficulties.

        6.13     Employee Benefit Plans.

                 6.13.1 All Plans comply with all Requirements of Law (including, without limitation, requirements of the Code for status as a qualified plan under

                              Section 401 of the Code) and all material obligations applicable thereto. Company has not, with respect to any Plan, incurred any liability on account of any accumulated funding deficiency under ERISA or the Code or on account of any failure to make any payments under any Contractual Obligation relating to any Plan. Each Plan has sufficient assets held in a trust, insurance or annuity contract, or other funding vehicle to provide for the payment of all benefits accrued or currently obligated to be paid if the Plan were terminated now or in the future or adequate accruals therefor have been made on the Financial Statements. Neither Company nor any other Person has engaged in any prohibited transaction, determined without regard to the applicability of any exemptions, within the meaning or ERISA or the Code with respect to any Plan or otherwise violated any statutory, contractual or fiduciary duty to any such Plan or its participants. No reportable event within the meaning of ERISA has occurred with respect to any Plan. Company has no existing or potential withdrawal liability to any multiemployer pension plan for any unfunded vested benefits, and Company has no, is not a party to, nor makes contributions to any multiemployer plan which is being reorganized or terminated by the Pension Benefit Guaranty Corporation, all within the meaning of ERISA. Neither Company nor any other Person has incurred any liability on account of any Plan to any Person or Government which might, by law or otherwise, be imposed on or assessed against Company or result in the imposition of any Lien upon any assets of Company. No Plan is in a financial or other condition which would permit any Government to terminate such Plan, to impose on the Plan or Company any change in the benefits of the Plan or to impose or accelerate any liability of the Plan or to the Plan. No Contractual Obligation relation to any Plan exists which might Materially and adversely restrict or affect the ability of the employer under the Plan to modify, alter, amend, or terminate the Plan. No liabilities to any Government for taxes, penalties, interest, premiums, contributions, or any other items have been incurred with respect to any Plan other than in the ordinary course of business for current items paid or items set forth or reserved against on the Financial Statements.

                 6.13.2 The Schedule of Employees sets forth a complete list of all Plans covering any employee of

                              Company, the identity of each funding agency holding assets of any such Plan, the identity of any insurance company issuing any contract or policy under any such Plan, and the identity of any actuarial adviser or service provider retained by, or who provided services to, any Plan during the past 18 months.

                 6.13.3 No Plan has incurred any liability other than pursuant to the terms of the Plan in the ordinary course of business of the Plan. No assets of any Plan have suffered any material adverse change since the last valuation report.

                 6.13.4 Each Plan has good and marketable title to all of the assets it purports to own free and clear of all Liens. No Plan is a party to any (a) Con-tractual Obligation other than one entered into in the ordinary course of business, (b) partnership or joint venture agreements, or (c) employment, consulting, or management agreements except as may be set forth on the Schedule of Contracts.

                 6.13.5 The Schedule of Transactions with Interest Persons completely and accurately describes (a) all Indebtedness outstanding on March 31, 2002 or thereafter incurred and (b) all sales of property or performances of services for which payment has been incurred or accrued on or after March 31, 2002, between any Plan on the one hand, and any officer, director, or partner of Company, or any Affiliate of any of them, on the other.

        6.14 Compliance with Laws. Except as set forth in the Schedule of Compliance, the Company is not in Material violation of any Material applicable Requirement of Law.

        6.15     Consents.  Except as may be set forth in the Schedule of
                 Consents:

                 6.15.1 There is no consent, approval, order, or authorization of, or registration, declaration or filing with, any Governmental authority on the part of Company required in connection with the valid execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated herein by Company.

                 6.15.2 All permits, concessions, grants, franchises, licenses and other Governmental authorizations and approvals necessary for the conduct of the business of Company have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Company, threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification of any thereof.

                 6.15.3 There is no consent, approval or authorization of any landlord under any Lease of the Company required in order to prevent such landlord from having the right to take action (or refrain from taking action).

                 6.15.4 There is no consent, approval or authorization of any other Person (a) whose consent is required under any agreement set forth in the Schedule of Contracts in order to permit Company to consummate the transaction contemplated hereby,
                              (b) who in the absence of such consent, would have the right to (i) declare such agreement in default, (ii) terminate or modify such agreement, or (iii) accelerate the time within which, or the terms under which the Company is to perform any act or receive any rights or benefits under such agreement, or (c) which, if not received, would result in (i) a default under such agreement,
                              (ii) the termination or modification of such agreement, or (iii) the acceleration of the time within which, or the terms under which, the Company is to perform any act or receive any rights or benefits under such agreement.

        6.16 Effect of Agreement. Except as disclosed in the Schedule of Enforceability, the execution, delivery and performance of this Agreement by Company and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both:

                 6.16.1 Violate any Requirement of Law applicable to Company.

                 6.16.2 Result in the breach of or conflict with any term, covenant, condition, or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of Company under, any Contractual Obligation to which Company is a party or by which any of their property is bound.

        6.17     Transactions With Interested Persons.

                 6.17.1 Except as may be set forth in the Schedule of Transactions with Interested Persons, no officer, director, or partner of Company or any Affiliate of the foregoing owns, directly or indirectly, on an individual or joint basis, any Material interest in, or serves as an officer, director or employee of, any customer, competitor or supplier of Company, or any Person which has a Material contract or arrangement with Company or any Related Party.

                 6.17.2 The Schedule of Transactions with Interested Persons correctly and accurately describes all Indebtedness, all sales of property and performances of services and any other transaction between Company, on the one hand, and any Related Party or officer, director or partner of Company or any Affiliate of the foregoing, on the other, which (a) was outstanding on March 31, 2002 (b) was incurred or took place after March 31, 2002, or (c) was outstanding on the date hereof other than for personal services performed by an officer for Company within the past 30 days.

                 6.17.3 The Schedule of Transactions with Interested Persons correctly and accurately sets forth with respect to the sale of any property or the performance of any services between Company, on the one hand, and any Related Party or officer, director, or partner of Company or any Affiliates of the foregoing, on the other, which is described in response to Section 6.17.2, (a) whether such transaction was on terms comparable to those that would have resulted from dealing between unrelated parties, and, (b) if any such transaction was not on terms which would have resulted from dealings between unrelated parties, the terms comparable to those that would have resulted from dealings between unrelated parties.

                 6.17.4 The Schedule of Transactions with Interested Persons correctly and accurately describes all items of personal property, other than expendable supplies, physically removed from the possession of Company or retired from the books of accounts of Company by any Related Party or officer, director, or partner of Company or any Affiliate of the foregoing since March 31, 2002.

        6.18 Books and Records. The books of account and other financial and corporate records of Company and of each Plan are in all Material respects complete and correct, are maintained in accordance with usual business practices and comply with all Material applicable Requirements of Law. Such books and records reflect only valid transactions and all valid transactions involving Company of a kind required to be reflected on such books and records are reflected on such books and records. The corporate minute books of Company contain accurate records of all meetings and consents of all of the directors and shareholders since the incorporation of the Company. The stock books and ledgers of Company contain accurate records of all issuances, retirements and transfers of record of capital stock.

        6.19     Property.

                 6.19.1 The Schedule of Real Property or the Schedule of Leases completely and accurately describes all real property and interests in real property owned or Leased by the Company including, without limitation, for each Lease, the address of the real property, the name and address of the landlord, the term of the Lease, the amount of rent payable under the Lease and, as to any option to renew, for each option, the number of years covered by such option. Company has good and marketable title to all real properties which they purport to own and valid leasehold interests in all real properties which they purport to Lease, in each case free and clear of all Liens, except Permitted Liens or Liens set forth in the Schedule of Real Property. Except as set forth in the Schedule of Real Property, (i) each Lease of real property to which Company is a party is in full force and effect in accordance with its terms, (ii) all rents and other amounts required to be paid to date under such Leases have been paid, (iii) no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of Company under any Lease of real property to which Company is a party and, to the knowledge of Company, there exists no such event or condition which constitutes or would constitute such a default on the part of any of the other parties thereto. Except as set forth in the Schedule of Real Property, no property owned by Company is subject to any sublease, concession or license which entitles any Person (other than employees of Company) to transact business on any such property.

                 6.19.2 Company has valid Leases respecting all personal property they purport to Lease. The rights of Company as lessee under such Leases are free and clear of all Liens, except Permitted Liens. Except as set forth in the Schedule of Personal Property,
                              (i) each Lease of personal property to which Company is a party is in full force and effect in accordance with its terms, (ii) all rents and other amounts required to be paid to date under such Leases have been paid, (iii) no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of Company under any such Lease, and (iv) to the knowledge of Company, there exists no such event or condition which constitutes or would constitute such a default on the part of any of the other parties thereto.

        6.20 Reporting Act Documents. Except as set forth in the Schedule of Compliance, Company has, in all Reporting Act Documents, complied in all material respects with the reporting and proxy requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The information contained in each Reporting Act Document of Company is true and correct in all Material respects as of the date thereof, and no Reporting Act Document contains any untrue statement of a Material fact or omits to state a Material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof.

        6.21     Financial  Statements.  Except as set forth on the  Schedule of
                 Financial Statements, the Financial Statements present fairly the consolidated financial position and results or operations and changes in the consolidated financial position of Company at the respective dates and for the respective periods indicated in accordance with generally accepted accounting principles applied on a consistent basis.

        6.22 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against on the Financial Statements or as set forth in the Disclosure Schedules, the Company has no liability, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to be come due, including without limitation, liabilities as guarantor under any Guaranty and any liabilities for taxes or other Governmental charges, for any period prior to October 1, 1993, or arising out of any transaction the Company entered into prior to such date or arising out of any state of facts arising prior to such date, other than those incurred in the ordinary course of business, none of which has had, or may be reasonably expected to have, a Material adverse effect on Company.

        6.23     Insurance.  Except as set forth in the Schedule of
                 Insurance:

                 6.23.1 (a) Company has maintained insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, including insurance with respect to product liability and warranty claims of such types and in such amounts as are customary under the circumstances, (b) Company has maintained such insurance with financially sound and reputable insurers, and (c) each insurance policy maintained by Company is in full force and effect, all premiums due thereon having been paid and all provisions of such policy having been complied with.

                 6.23.2 Company has not received any notice of any pending or threatened terminations or premium increases with respect to such insurance policies.

                 6.23.3 Neither Company nor any Subsidiary of Company has failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

                 6.23.4 There are no outstanding requirements or recommendations by or mad eon behalf of any insurance company that issued a policy with respect to any of the properties, assets or business of Company requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets owned or leased by Company.

        6.24 Disclosure. Neither this Agreement nor any written document, statement, list, schedule, certificate or other instrument referred to herein or delivered by or on behalf of Company in connection with the transactions contemplated hereby contains any untrue statement of a Material fact or omits to state a Material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Company which Materially adversely affects, or in the future is likely to (so far as Company can now reasonably foresee) Materially adversely affect Company or any Plan, other than (a) general economic or business conditions or (b) facts set forth herein or which may be set forth in the Disclosure Schedules referred to herein.

        6.25 Brokers. Company has not incurred or become liable for any commission, fee or other similar payment to any broker, agent, finder or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, except as set forth herein.

        6.26 Bank Accounts. Except as set forth in the Schedule of Bank Accounts, there are no bank accounts or safe deposit boxes maintained by the Company or in which its property is held at the date hereof, and (b) there are no Persons authorized to draw thereon or have access thereto.

        6.27 Records of the Business. The books of account and other financial records of Company are complete and correct, are maintained in accordance with usual business practices and comply with all Requirements of Law. Such books and records reflect only valid transactions and all valid transactions required to be reflected on such books and records are reflected upon such books and records.

        6.28 Financial. Company has previously furnished Acquiree a true and complete copy of its Annual Report on Form 10K for the year ended March 31, 2002 (the "Company 10K). The financial statements contained in the Company 10K have been prepared in conformity with generally accepted accounting principles consistently applied. The balance sheets of Company contained in the Company 10K fairly present the financial condition of Company as at the dates thereof, and the related statements of operations of Company contained in the Company 10K fairly present the results of operations of Company for the period ended.

        6.29 Status of Company Common Stock. The shares of Company Common Stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

        Section 7.            Certain Understandings and Agreements.

        7.1 Form 8-K. Company shall file a current report on Form 8-K within 15 days of the Closing in compliance with the Exchange Act, with the audited financial statements of Acquiree (the "Audit") and the pro forma statements required by the Exchange Act via amendment of the Form 8-K within 75 days of the Closing, and will otherwise comply with the reporting requirements of the Exchange Act and all material requirements of NASDAQ following the Closing.

        7.2 Shares. At the Closing, Company shall issue 1,155,500 shares of Common Stock on conversion of the outstanding convertible notes.

        7.3 Survival of Representations and Warranties. No representations or warranties of the parties hereto contained in this Agreement, in any exhibit hereto, in the Disclosure Schedules, or in any certificate or document delivered in connection herewith or pursuant hereto, shall survive after the third anniversary of the date of the Closing except (a) as to any matters with respect to which an action at law or in equity shall have been commenced before such date, in which event such survival shall continue until the resolution of such action, or
                 (b) as to any claim by any Person (other than a party to this Agreement, or an Affiliate of any such party) the existence of which breaches a representation or warranty of a party to this Agreement, in which event such survival shall continue until the running of the applicable statute of limitations and any extensions thereof.

        7.3      Forward Stock Split.          Immediately prior to closing the
                 Company shall effect a 1.5 for one forward stock split.

        Section 8.            General.

        8.1 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. Neither this Agreement, nor any rights herein granted may be assigned, transferred or encumbered by any party.

        8.2 Survival of Representations and Warranties. The respective representations and warranties of Company and Acquiree contained herein shall survive for three years following the Closing.

        8.3 Governing Law. Except where the laws of another jurisdiction are mandatorily applicable, this Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.

        8.4 Headings. The descriptive headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. They do not define, limit, construe or describe the scope or intent of the provision of this Agreement.

        8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed by a party hereto, shall be deemed an original and all of which together shall be deemed one and the same agreement.


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        8.6      Reliance Upon  Representations and Warranties.  Notwithstanding
                 any right of any party hereto fully to investigate the affairs of any other party, the parties hereto may rely upon the representations, warranties and covenants made to it in this Agreement and on the accuracy of any certificate, any schedule attached hereto (collectively, the "Disclosure Schedules"), exhibit or other document given or delivered to it pursuant to this Agreement. Further, knowledge by an agent of any party hereto of any facts not otherwise disclosed in this Agreement the Disclosure Schedules shall not constitute a defense to any claim for misrepresentation, breach of any warranty, agreement, or covenant under this Agreement, or the Disclosure Schedules. No representations or warranties have been made by or on behalf of any person to induce any party to enter into this Agreement or to abide by or consummate the transactions contemplated by this Agreement, except representations and warranties expressly set forth herein or in the Disclosure Schedules or in any certificate, exhibit or other document delivered in connection with or pursuant to this Agreement.

        8.7 Waiver. No purported waiver by any party of any default by any other party of any term, covenant or condition contained herein shall be deemed to be a waiver of such term, covenant or condition unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term, covenant or condition contained herein.

        8.8 Notices. Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

                              If to Company:          Helsinki Capital Partners,
Inc.
                                                        24351 Pasto Road Suite B
                                                     Dana Point California 92629
                              If to Acquiree:               Skyframes, Inc.
                                                            5025 Gavilan Way
                                                    Oceanside, California 92057

        8.9 Entire Agreement. This Agreement, as from time to time amended, together with the schedules attached hereto and any certificate, exhibit or other document given or
                 delivered pursuant hereto, sets forth the entire
                 understanding among the parties concerning the subject
                 matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

        8.10 No Partnership. Nothing contained in this Agreement will be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or partnership or joint venture.

        8.11 Partial Invalidity. If any term, covenant or condition in this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforce- able, the remainder of this Agreement or the application of such term, covenant or condition to Persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

        8.12 Joint Preparation. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

        8.13 Disclosure. Until the Closing, no press releases or other disclosures (except those required by law) shall be made with respect to the transactions contemplated hereunder by either Company or Acquiree without the approval of both parties.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized officers as of the date and year first above written.

SKYFRAMES, INC.                                      HELSINKI CAPITAL PARTNERS,
                                                            INC.


By:                                                         By:
Name:                                                       Name:
Title:                                                      Title:





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